                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

================================================================================

                                  $275,000,000

                                CREDIT AGREEMENT

                                      among

                             ROTECH HEALTHCARE INC.,
                                  as Borrower,

                               The Several Lenders
                       from Time to Time Parties Hereto,

                                 UBS WARBURG LLC

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                            as Joint Lead Arrangers
                             and Joint Bookrunners,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             as Syndication Agent,

                            THE BANK OF NOVA SCOTIA,
                         DEUTSCHE BANC ALEX. BROWN INC.

                                       and

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                          as Co-Documentation Agents,

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Collateral Agent,

                                       and

                            UBS AG, STAMFORD BRANCH,
                            as Administrative Agent

                            Dated as of March 26,2002

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. DEFINITIONS ........................................................1
    1.1    Defined Terms ......................................................1
    1.2    Other Definitional Provisions .....................................28

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS ...................................28
    2.1    Term Loan Commitments .............................................28
    2.2    Procedure for Term Loan Borrowing .................................28
    2.3    Repayment of Term Loans ...........................................29
    2.4    Revolving Credit Commitments ......................................30
    2.5    Procedure for Revolving Credit Borrowing ..........................30
    2.6    Repayment of Loans; Evidence of Debt ..............................30
    2.7    Commitment Fees, etc. .............................................31
    2.8    Termination or Reduction of Revolving Credit Commitments ..........32
    2.9    Optional Prepayments ..............................................32
    2.10   Mandatory Prepayments and Commitment Reductions ...................32
    2.11   Conversion and Continuation Options ...............................34
    2.12   Minimum Amounts and Maximum Number of Eurodollar Tranches .........34
    2.13   Interest Rates and Payment Dates ..................................34
    2.14   Computation of Interest and Fees ..................................35
    2.15   Inability to Determine Interest Rate ..............................35
    2.16   Pro Rata Treatment and Payments ...................................36
    2.17   Requirements of Law ...............................................38
    2.18   Taxes .............................................................39
    2.19   Indemnity .........................................................40
    2.20   Illegality ........................................................41
    2.21   Change of Lending Office ..........................................41
    2.22   Determination of Borrowing Base ...................................41

SECTION 3. LETTERS OF CREDIT .................................................45
    3.1    L/C Commitment ....................................................45
    3.2    Procedure for Issuance of Letter of Credit ........................45
    3.3    Fees and Other Charges ............................................46
    3.4    L/C Participations ................................................46
    3.5    Reimbursement Obligation of the Borrower ..........................47
    3.6    Obligations Absolute ..............................................47
    3.7    Letter of Credit Payments .........................................48
    3.8    Applications ......................................................48

SECTION 4. REPRESENTATIONS AND WARRANTIES ....................................48
    4.1    Financial Condition ...............................................48
    4.2    No Change .........................................................49
    4.3    Corporate Existence; Compliance with Law ..........................49
    4.4    Corporate Power; Authorization; Enforceable Obligations ...........49

                                                                            Page
                                                                            ----

    4.5    No Legal Bar ......................................................50
    4.6    No Material Litigation ............................................50
    4.7    No Default ........................................................50
    4.8    Ownership of Property; Liens ......................................50
    4.9    Intellectual Property .............................................50
    4.10   Taxes .............................................................50
    4.11   Federal Regulations ...............................................51
    4.12   Labor Matters .....................................................51
    4.13   ERISA .............................................................51
    4.14   Investment Company Act; Other Regulations .........................51
    4.15   Subsidiaries ......................................................51
    4.16   Use of Proceeds ...................................................52
    4.17   Environmental Matters .............................................52
    4.18   Accuracy of Information, etc. .....................................53
    4.19   Security Documents ................................................53
    4.20   Solvency ..........................................................54
    4.21   Senior Indebtedness ...............................................54
    4.22   Disposition of Assets .............................................54
    4.23   Location of Material Inventory ....................................54

SECTION 5. CONDITIONS PRECEDENT ..............................................54
    5.1    Conditions to Initial Extension of Credit .........................54
    5.2    Conditions to Each Extension of Credit ............................57

SECTION 6. AFFIRMATIVE COVENANTS .............................................58
    6.1    Financial Statements ..............................................58
    6.2    Certificates; Other Information ...................................58
    6.3    Collateral Reports ................................................60
    6.4    Payment of Obligations ............................................61
    6.5    Conduct of Business and Maintenance of Existence, etc. ............61
    6.6    Maintenance of Property; Insurance ................................61
    6.7    Inspection of Property; Books and Records; Discussions ............61
    6.8    Notices ...........................................................62
    6.9    Environmental Laws ................................................62
    6.10   Additional Collateral, etc. .......................................63
    6.11   Unrestricted Subsidiaries .........................................64
    6.12   UCC Termination Statements ........................................64
    6.13   Further Assurances ................................................65
    6.14   Use of Proceeds ...................................................65

SECTION 7. NEGATIVE COVENANTS ................................................65
    7.1    Financial Condition Covenants .....................................65
    7.2    Indebtedness ......................................................66
    7.3    Liens .............................................................67
    7.4    Fundamental Changes ...............................................69
    7.5    Disposition of Property ...........................................69

                                                                            Page
                                                                            ----

    7.6    Restricted Payments ...............................................70
    7.7    Capital Expenditures ..............................................70
    7.8    Investments .......................................................71
    7.9    Optional Payments and Modifications of Certain Debt Instruments ...72
    7.10   Transactions with Affiliates ......................................73
    7.11   Changes in Fiscal Periods .........................................73
    7.12   Negative Pledge Clauses ...........................................73
    7.13   Clauses Restricting Subsidiary Distributions ......................74
    7.14   Lines of Business .................................................75
    7.15   Designation of Unrestricted Subsidiaries ..........................75

SECTION 8. EVENTS OF DEFAULT .................................................75

SECTION 9. THE AGENTS ........................................................79
    9.1    Appointment .......................................................79
    9.2    Delegation of Duties ..............................................79
    9.3    Exculpatory Provisions ............................................79
    9.4    Reliance by Agents ................................................79
    9.5    Notice of Default .................................................80
    9.6    Non-Reliance on Agents and Other Lenders ..........................80
    9.7    Indemnification ...................................................81
    9.8    Agent in Its Individual Capacity ..................................81
    9.9    Successor Agents ..................................................81
    9.10   Authorization to Release Liens and Guarantees .....................82
    9.11   The Arrangers; the Co-Documentation Agents and
           the Syndication Agent .............................................82

SECTION 10.MISCELLANEOUS .....................................................82
    10.1   Amendments and Waivers ............................................82
    10.2   Notices ...........................................................84
    10.3   No Waiver; Cumulative Remedies ....................................86
    10.4   Survival of Representations and Warranties ........................86
    10.5   Payment of Expenses ...............................................86
    10.6   Successors and Assigns; Participations and Assignments ............87
    10.7   Adjustments; Set-off ..............................................90
    10.8   Counterparts ......................................................91
    10.9   Severability ......................................................91
    10.10  Integration .......................................................91
    10.11  GOVERNING LAW .....................................................91
    10.12  Submission To Jurisdiction; Waivers ...............................91
    10.13  Acknowledgments ...................................................92
    10.14  Confidentiality ...................................................92
    10.15  Release of Collateral and Guarantee Obligations ...................93
    10.16  Accounting Changes ................................................93
    10.17  WAIVERS OF JURY TRIAL .............................................94

ANNEXES:

A          Pricing Grid

SCHEDULES:

l.lA       Commitments
4.15       Subsidiaries
4.19       UCC Filing Jurisdictions
4.23       Locations of Material Inventory
7.2(d)     Existing Indebtedness
7.3(f)     Existing Liens
7.8(j)     Existing Investments
7.10       Affiliate Transactions

EXHIBITS:

A          Form of Guarantee and Collateral Agreement
B          Form of Compliance Certificate
C          Form of Closing Certificate
D          Form of Assignment and Acceptance
E          Form of Legal Opinion of Kaye Scholer LLP
F-l        Form of Term Note
F-2        Form of Revolving Credit Note
G          Form of Exemption Certificate
H          Form of Borrowing Notice
I          Form of Borrowing Base Certificate
J          Form of Landlord Agreement
K          Form of Bailee Letter

          CREDIT AGREEMENT, dated as of March 26,2002, among ROTECH HEALTHCARE INC., a Delaware corporation (the "Borrower"), the several banks and other
                                   --------
financial institutions or entities from time to time parties to this Agreement (the "Lenders"), UBS WARBURG LLC and GOLDMAN SACHS CREDIT PARTNERS L.P., as
      -------
joint lead arrangers and joint bookrunners (in such capacity, the "Arrangers"),
                                                                   ---------
THE BANK OF NOVA SCOTIA, DEUTSCHE BANC ALEX. BROWN INC. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents (in such capacity, the "Co-Documentation Agents"), GOLDMAN SACHS CREDIT PARTNERS L.P., as
 -----------------------
syndication agent (in such capacity, the "Syndication Agent"), GENERAL ELECTRIC
                                          -----------------
CAPITAL CORPORATION, as collateral agent (in such capacity, the "Collateral
                                                                 ----------
Agent"), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity,
-----
the "Administrative Agent").
     --------------------

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, on February 2, 2000 (the "Petition Date"), Integrated Health
                                             -------------
Services, Inc. ("IHS") and certain of its direct and indirect subsidiaries,
                 ---
including Rotech Medical Corporation, a Florida corporation ("Rotech"), and
                                                              ------
certain of its Subsidiaries (the "Debtors"), filed voluntary petitions under
                                  -------
Section 301 of the Bankruptcy Code (such term and certain other capitalized terms used in these Recitals being used with the meanings given to such terms in
Section 1.1) with the Bankruptcy Court initiating their Chapter 11 cases (the "Cases");
 -----

          WHEREAS, the Debtors' second amended joint plan of reorganization dated February 7, 2002, as amended by the Confirmation Order (as defined below) (the "Plan of Reorganization") has been confirmed pursuant to Section 1129 of
      ----------------------
the Bankruptcy Code;

          WHEREAS, pursuant to the Plan of Reorganization, the Borrower was formed by Rotech, and, upon consummation of the Plan of Reorganization, substantially all the assets and certain liabilities of Rotech will be transferred to the Borrower;

          WHEREAS, the Borrower has requested that the Lenders make available
(i) a revolving credit facility in an aggregate principal amount of $75,000,000, the proceeds of which will be used for general corporate purposes, including working capital, capital expenditures and permitted acquisitions and (ii) term loans in an aggregate principal amount of $200,000,000, the proceeds of which will be used to satisfy certain of the indebtedness of Rotech and certain of its Subsidiaries under the Plan of Reorganization in respect of the IHS Senior Lender Claims (as defined below); and

          WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

          1.1     Defined Terms. As used in this Agreement, the terms listed in
                  -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "Accounts": all "accounts," as such term is defined in the Uniform
           --------
Commercial Code as in effect on the date hereof in the State of New York, now owned or hereafter acquired by any Borrowing Base Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account under the Uniform Commercial Code as in effect on the date hereof in the State of New York), (b) all of each Borrowing Base Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Borrowing Base Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Borrowing Base Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Borrowing Base Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Borrowing Base Party), including the right to receive the proceeds of said purchase orders and contracts, (e) all health care insurance receivables and (f) all collateral security and guaranties of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

          "Account Debtor": any Person who may become obligated to any
           --------------
Borrowing Base Party under, with respect to, or on account of, an Account.

          "Adjustment Date": as defined in the Pricing Grid.
           ---------------

          "Administrative Agent": as defined in the preamble hereto.
           --------------------

          "Advance Rate": (a) with respect to Eligible Accounts, 85%, (b) with
           ------------
respect to Eligible Inventory, 75% and (c) with respect to Eligible Property, Plant and Equipment, 75%.

          "Affiliate": as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Syndication Agent, the
           ------
Co-Documentation Agents, the Collateral Agent and the Administrative Agent.

          "Aggregate Exposure": with respect to any Lender at any time, an
           ------------------
amount equal to (a) until the initial funding on the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of
(i) the aggregate then unpaid principal amount of such Lender's Term Loans and
(ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any
           -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

          "Aggregate Outstanding Extensions of Credit": as to any Lender at any
           ------------------------------------------
time, an amount equal to the sum of (a) the aggregate principal amount of Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

          "Agreement": this Credit Agreement, as amended, restated, supplemented
           ---------
or otherwise modified from time to time.

          "Applicable Margin": with respect to (i) Revolving Credit Loans, the
           -----------------
rate per annum determined in accordance with the Pricing Grid and (ii) Term Loans, (x) 2.00% in the case of Base Rate Loans and (y) 3.00% in the case of Eurodollar Loans.

          "Application": an application, in such form as the Issuing Lender may
           -----------
specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

          "Appraisal": (a) on the Closing Date, the appraisal prepared by Hilco
           ---------
Appraisal Services, LLC dated March 25, 2002 and (b) thereafter, each Appraisal delivered pursuant to Section 6.3(e).

          "Arrangers": as defined in the preamble hereto.
           ---------

          "Asset Sale": any Disposition of Property or series of related
           ----------
Dispositions of Property (including the sale by any Subsidiary of its Capital Stock, but excluding any such Disposition permitted by clause (a), (b) or (d) of
Section 7.5, clause (i) of Section 7.4(b) or any Sale and Leaseback Transaction permitted by Section 7.2(h)) that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "Assignee": as defined in Section 10.6(c).
           --------

          "Assignor": as defined in Section 10.6(c).
           --------

          "Available Revolving Credit Commitment": with respect to any Revolving
           -------------------------------------
Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's
                                                    ----
Revolving Extensions of Credit then outstanding.

          "Availability": the difference between (a) the lesser of (i) the
           ------------
Aggregate Exposure of all the Lenders and (ii) the Borrowing Base, less Reserves, minus (b) the Aggregate Outstanding Extensions of Credit.
          -----

          "Bailee Letter": a bailee letter, substantially in the form of Exhibit
           -------------
K, executed by a bailee holding Inventory owned by any Loan Party, delivered by such Loan Party to the Collateral Agent.

          "Bankruptcy Code": The Bankruptcy Reform Act of 1978, as heretofore
           ---------------
and hereafter amended, and codified as 11 U.S.C. (SS)lOl et seq.
                                                         -- ---

          "Bankruptcy Court": The United States Bankruptcy Court for the
           ----------------
District of Delaware or any other court having jurisdiction over the Cases from time to time.

          "Base Rate": for any day, a rate per annum (rounded upwards, if
           ---------
necessary, to the next l/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of
                                          ----------
interest per annum publicly announced from time to time by UBS AG, Stamford Branch, as its prime rate in effect at its principal office in Stamford, Connecticut (the Prime Rate not being intended to be the lowest rate of interest charged by UBS AG, Stamford Branch, in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans": Loans the rate of interest applicable to which is
           ---------------
based upon the Base Rate.

          "Benefited Lender": as defined in Section 10.7.
           ----------------

          "Board": the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrower": as defined in the preamble hereto.
           --------

          "Borrowing Base": at any time, subject to adjustment as provided in
           --------------
Section 2.22, an amount equal to the sum of, without duplication:

          (a) the book value Eligible Accounts multiplied by applicable Advance Rate, plus
           ----

          (b) Eligible Inventory multiplied by applicable Advance Rate, plus
                                                                        ----

          (c) Eligible Property, Plant and Equipment multiplied by applicable Advance Rate, minus
                   -----

          (d) effective immediately upon notification thereof to the Borrower by
                                         ------------
     the Collateral Agent, any Reserves established from time to time by the Collateral Agent in the exercise of its reasonable credit judgment.

          The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Collateral Agent and the Administrative Agent, absent any manifest error in such Borrowing Base Certificate.

          "Borrowing Base Certificate": a certificate from the Borrower,
           --------------------------
substantially in the form of, and containing the information prescribed by,
Exhibit I, delivered to the Administrative Agent and the Collateral Agent.

          "Borrowing Base Party": the Borrower and any of its Restricted
           --------------------
Subsidiaries.

          "Borrowing Date": any Business Day specified by the Borrower as a date
           --------------
on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Borrowing Notice": with respect to any request for borrowing of Loans
           ----------------
hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Administrative Agent.

          "Business Day": (a) for all purposes other than as covered by clause
           ------------
(b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures": for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized in accordance with GAAP on a consolidated balance sheet of such Person and its Subsidiaries, provided that, for the purposes of determining compliance with
              --------
Sections 7.1 and 7.7 for any period, the definition of "Capital Expenditures" shall exclude amounts actually used by the Borrower during such period to make any Investment permitted by Section 7.8(e) or (g).

          "Capital Lease Obligations": as to any Person, the obligations of such
           -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person in accordance with GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cases": as defined in the Recitals to this Agreement.
           -----

          "Cash Equivalents": (a) Dollars held in demand deposits with banks,
           ----------------
(b) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (c) certificates of deposit, time deposits, eurodollar time deposits, term deposit accounts, money market deposit accounts, bankers' acceptances or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (d) commercial paper of an issuer rated at least A-l by Standard & Poor's Ratings Services ("S&P") or
                                                                        ---
P-l by Moody's Investors Service, Inc. ("Moody's"), or
                                         -------
carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
(e) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (c) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition; or (h) shares of money market mutual or similar funds which invest at least 95% of its funds in assets satisfying the requirements of clauses (a) through (g) of this definition.

          "CHAMPUS": collectively, the Civilian Health and Medical Program of
           -------
the Uniformed Services, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, which is now known as TRICARE, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including without limitation (a) all federal statutes (whether set forth in 10 U.S.C. (SS)1071-1107 or elsewhere) affecting such program; and (b) all rules, regulations (including without limitation 32 C.F.R. (SS)199.1-199.22), manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

          "CHAMPUS Receivable": an Account payable pursuant to CHAMPUS.
           ------------------

          "CHAMPVA": collectively, the Civilian Health and Medical Program of
           -------
the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including without limitation (a) all federal statutes (whether set forth in 38 U.S.C. (S)1713 or elsewhere) affecting such program; (b) to the extent applicable to CHAMPVA, the CHAMPUS regulations; and (c) all rules, regulations (including without limitation 38 C.F.R. (SS)17.270-17.278), manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

          "CHAMPVA Receivable": an Account payable pursuant to CHAMPVA.
           ------------------

          "Change of Control": the occurrence of any of the following events:
           -----------------
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall
                                                         ------------
become, or obtain rights

(whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 40% of the outstanding common stock of the Borrower; (b) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (c) a Specified Change of Control.

          "Chattel Paper": all "chattel paper," as such term is defined in the
           -------------
Uniform Commercial Code as in effect on the date hereof in the State of New York, now owned or hereafter acquired by any Borrowing Base Party.

          "CLO" shall mean any entity (whether a corporation, partnership, trust
           ---
or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

          "Closing Date": the date on which the conditions precedent set forth
           ------------
in Section 5.1 shall have been satisfied and the initial Loans are made.

          "Code": the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Co-Documentation Agents": as defined in the preamble hereto.
           -----------------------

          "Collateral": all Property of the Loan Parties, now owned or hereafter
           ----------
acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agent": General Electric Capital Corporation in its
           ----------------
capacity as collateral agent for the Lenders hereunder or such successor Collateral Agent as may be appointed pursuant to Section 9.9 hereof.

          "Commitment": as to any Lender, the sum of the Term Loan Commitment
           ----------
and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate": the rate per annum determined pursuant to the
           -------------------
Pricing Grid.

          "Commonly Controlled Entity": an entity, whether or not incorporated,
           --------------------------
that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible
           ----------------------
Officer, substantially in the form of Exhibit B.

          "Confidential Information Memorandum": the Confidential Information
           -----------------------------------
Memorandum dated March 5, 2002 and furnished to the initial Lenders in connection with the syndication of the Facilities.

          "Confirmation Order": as defined in Section 5.1(b).
           ------------------

          "Consolidated Current Assets": at any date, all amounts (other than
           ---------------------------
cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities": at any date, all amounts that
           --------------------------------
would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

          "Consolidated EBITDA": for any period, Consolidated Net Income for
           -------------------
such period plus without duplication and to the extent reflected as a charge in
            ----
the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), provided that the amounts included in Consolidated EBITDA pursuant to
           --------
this clause (e) shall not, in the aggregate, exceed $10,000,000 for any fiscal year of the Borrower, and minus, (a) to the extent included in the statement of
                          -----
such Consolidated Net Income for such period, the sum of (i) interest income,
(ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause
(e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis, to the extent that such cash payments are made with respect to non-cash expenses and losses excluded pursuant to the proviso in clause (e) above, provided that Consolidated EBITDA
                                             --------
shall be deemed to be (x) $44,908,000 for the quarter ended June 30, 2001, (y) $46,321,000 for the quarter ended September 30, 200l and (z) $48,803,000 for the quarter ended December 31, 200l; provided further, that, in determining the
                                 -------- -------
amount of Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the amount of such Consolidated EBITDA attributable to the Unrestricted Subsidiaries for such period shall not exceed the sum of (1) 5% of Consolidated EBITDA of the Borrower and its Subsidiaries for such period (determined without application of this proviso) plus (2) the amount of cash dividends or other cash
                             ----
distributions received by the Borrower and its Restricted Subsidiaries during such period from Unrestricted Subsidiaries, and to the extent that Consolidated EBITDA of all Unrestricted Subsidiaries actually does exceed the sum described in the foregoing clauses (1) and (2), such excess amount shall be deducted from the calculation of Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any
                                              ----------------
determination of the Consolidated Total Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material
                                 --- -----
Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series
             --------------------
of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $3,000,000; and "Material Disposition" means any Disposition of property or series of
     --------------------
related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $3,000,000.

          "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio
           ----------------------------------------
of (a) Consolidated EBITDA for such period plus Consolidated Lease Expense to
                                           ----
(b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges": for any period, the sum (without
           --------------------------
duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Lease Expense for such period, (c) the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (including the principal amount of Indebtedness incurred in connection with such expenditures), (d) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans) and (e) cash taxes actually paid by the Borrower and its Subsidiaries during such period; provided that, Consolidated Fixed Charges shall be deemed to
                    --------
be (x) $50,565,000 for the quarter ended June 30, 2001, (y) $45,471,000 for the quarter ended September 30, 200l and (z) $40,492,000 for the quarter ended December 31, 2001.

          "Consolidated Interest Coverage Ratio": for any period, the ratio of
           ------------------------------------
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense": for any period, total cash interest
           -----------------------------
expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); provided that, Consolidated Interest Expense shall be
                       --------
deemed to be $10,500,000 for the quarters ended June 30, 2001, September 30, 2001 and December 31, 200l.

          "Consolidated Lease Expense": for any period, the aggregate amount of
           --------------------------
fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of vehicles and real and personal property, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income": for any period, the consolidated net income
           -----------------------
(or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the
                               --------
income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Senior Debt": all Consolidated Total Debt other than the
           ------------------------
Senior Subordinated Notes.

          "Consolidated Senior Leverage Ratio": as of the last day of any period
           ----------------------------------
of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Total Debt": at any date, the aggregate principal amount
           -----------------------
of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Leverage Ratio": as at the last day of any period
           ---------------------------------
of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Working Capital": at any date, the excess of
           ----------------------------
Consolidated Current Assets on such date over Consolidated Current Liabilities
                                         ----
on such date.

          "Continuing Directors": the directors of the Borrower on the Closing
           --------------------
Date and each other director of the Borrower, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

          "Contractual Obligation": as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Control Investment Affiliate": as to any Person, any other Person
           ----------------------------
that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           "Default": any of the events specified in Section 8, whether or not
            -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

           "DIP Credit Facility": as defined in the Plan of Reorganization.
            -------------------

           "Disposition": with respect to any property, any sale, lease, sale
            -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
           -------       -----------

           "Documents": all "documents," as such term is defined in the Uniform
            ---------
Commercial Code as in effect on the date hereof in the State of New York, now owned or hereafter acquired by any Borrowing Base Party.

           "Dollars" and "$": lawful currency of the United States.
            -------       -

           "Domestic Subsidiary": any Subsidiary of the Borrower organized under
            -------------------
the laws of any jurisdiction within the United States.

           "ECF Percentage": 75%; provided that the ECF Percentage for any
            --------------        --------
fiscal year of the Borrower shall be reduced to 50% if the Consolidated Total Leverage Ratio as of the last day of such fiscal year is not greater than 2.0 to 1.0.

           "Eligible Accounts": as defined in Section 2.22(a).
            -----------------

           "Eligible Inventory": (a) on the Closing Date, the fair market value
            ------------------
of the Inventory owned by the Borrowing Base Parties as set forth in the Appraisal and (b) on the date of any Borrowing Base Certificate delivered after the Closing Date, the fair market value of the Inventory as set forth in the later of (x) the Appraisal most recently delivered pursuant to Section 6.3(e) and (y) the quarterly Inventory report most recently delivered pursuant to
Section 6.3(d)(i) plus the book value of any Inventory acquired by the Borrowing
                  ----
Base Parties after the date of such Appraisal or report, as applicable, and minus the book value of any Inventory Disposed of by the Borrowing Base Parties
-----
after the date of such Appraisal or report, as applicable, in each case, determined in accordance with GAAP, in each case, subject to adjustment as set forth in Section 2.22(b).

           "Eligible Property, Plant and Equipment": (a) on the Closing Date,
            --------------------------------------
the fair market value of the property, plant and equipment owned by the Borrowing Base Parties as set forth in the Appraisal and (b) on the date of any Borrowing Base Certificate delivered after the Closing Date, the fair market value of the property, plant and equipment as set forth in the most recent Appraisal delivered pursuant to Section 6.3(e) plus the book value of any
                                               ----
property, plant and equipment acquired by the Borrowing Base Parties after the date of such Appraisal and minus the book value of any property, plant and
                           -----
equipment Disposed of by the Borrowing Base Parties after the date of such Appraisal, in each case, determined in accordance with GAAP. Notwithstanding the foregoing, no property, plant or equipment shall be deemed Eligible Property, Plant and Equipment unless the Collateral Agent has a first priority perfected Lien in such property, plant or equipment.

           "Environmental Laws": any and all laws, rules, orders, regulations,
            ------------------
statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, as has been, is now, or may at any time hereafter be, in effect.

           "Environmental Permits": any and all permits, licenses, approvals,
            ---------------------
registrations, notifications, exemptions and other authorizations required under any Environmental Law.

           "Equipment": as to any Person, all "equipment," (as such term is
            ---------
defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York), now owned or hereafter acquired by such Person, wherever located and, in any event, including all such Person's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

           "ERISA": the Employee Retirement Income Security Act of 1974, as
            -----
amended from time to time.

           "ERISA Reorganization": with respect to any Multiemployer Plan, the
            --------------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

           "Eurocurrencv Reserve Requirements": for any day as applied to a
            ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

           "Eurodollar Base Rate": with respect to each day during each Interest
            --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 1l:OO A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other
     --------------------
comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 1l:OO A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

           "Eurodollar Loans": Loans the rate of interest applicable to which is
            ----------------
based upon the Eurodollar Rate.

           "Eurodollar Rate": with respect to each day during each Interest
            ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest l/100th of 1%):

                              Eurodollar Base Rate
                  --------------------------------------------
                    1.OO - Eurocurrency Reserve Requirements

           "Eurodollar Tranche": the collective reference to Eurodollar Loans
            ------------------
under any Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

           "Event of Default": any of the events specified in Section 8,
            ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

           "Excess Cash Flow": for any fiscal year of the Borrower, the excess,
            ----------------
if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year,
(iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower (excluding any increase directly attributable to the Restructuring Transaction) over (b) the
                                                                 ----
sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount or issuances of Capital Stock), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower and (viii) the aggregate purchase price actually paid during such fiscal year with respect to acquisitions permitted by Section 7.8(g) (excluding any such expenditures financed with the proceeds of any Reinvestment Deferred Amount or issuances of Capital Stock).

           "Excess Cash Flow Application Date": as defined in Section 2.10(d).
            ---------------------------------

           "Excluded Foreign Subsidiaries": any Foreign Subsidiary which is a
            -----------------------------
"controlled foreign corporation" under Section 957 of the Code.

           "Facility": each of (a) the Term Loan Commitments and the Term Loans
            --------
made thereunder (the "Term Loan Facility") and (b) the Revolving Credit
                      ------------------
Commitments and the extensions of credit made thereunder (the "Revolving Credit
                                                               ----------------
Facility").
--------

           "Federal Funds Effective Rate": for any day, the weighted average of
            ----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

           "Fee Letters": the certain fee letters executed and delivered prior
            -----------
on or prior to the Closing Date (i) between the Administrative Agent and the Borrower and (ii) between the Collateral Agent and the Borrower.

           "Foreign Subsidiary": any Subsidiary of the Borrower that is not a
            ------------------
Domestic Subsidiary.

           "Funded Debt": as to any Person, all Indebtedness of such Person that
            -----------
matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

           "Funding Office": the office specified from time to time by the
            --------------
Administrative Agent as its funding office by notice to the Borrower and the Lenders.

           "GAAP": generally accepted accounting principles in the United States
            ----
as in effect from time to time, except that for purposes of Sections 7.1 and 7.7, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b).

           "GE Sale and Leaseback Agreement": Section 2 of the Assumption,
            -------------------------------
Sale/Leaseback and First Amendment to Master Lease Agreement, dated as of December 18, 2001 between Gelco Corporation doing business as GE Capital Fleet Services and the Borrower.

           "Governmental Author": any nation or government, any state or other
            -------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Government Receivables": means, collectively, any and all Accounts
            ----------------------
which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) TRICARE Receivables, (d) CHAMPUS Receivables, (e) CHAMPVA Receivables, (f) payable by the Veterans Administration, (g) any other Accounts payable by any Governmental Authority in an aggregate amount not exceed $2,000,000 and (h) any other Account payable by a Governmental Authority approved by the Collateral Agent and Administrative Agent.

           "Guarantee and Collateral Agreement": the Guarantee and Collateral
            ----------------------------------
Agreement to be executed and delivered by the Borrower and each Restricted Subsidiary, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

           "Guarantee Obligation": as to any Person (the "guaranteeing person"),
            --------------------                          -------------------
any obligation (without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any
 -------------------                                   ---------------
manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

           "Guarantor": each guarantor party to the Guarantee and Collateral
            ---------
Agreement.

           "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

           "IHS": as defined in the Recitals to this Agreement.

           "IHS Credit Facility": the Revolving Credit and Term Loan Agreement, dated as of September 15, 1997, as amended, among IHS, as borrower, Citibank N.A., as administrative agent, The Toronto-Dominion Bank, as documentation agent, Citicorp Securities, Inc., and the lenders party thereto, and any documents and instruments related thereto.

           "IHS Senior Lender Agreements": the IHS Credit Facility and the Participation Agreement.

           "IHS Senior Lender Claims": any claim against Rotech or any of its Subsidiaries which are guarantors under the IHS Senior Lender Agreements arising under, or in connection with, or related to the guaranty by Rotech or such Subsidiaries of all obligations of the borrowers under the IHS Senior Lender Agreements.

           "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person that is mandatorily redeemable on or prior to July 3, 2008, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation to the extent of the value of the Property subject to such Lien, and (j) for the purposes of Section 7.2 and Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

           "Indemnified Liabilities": as defined in Section 10.5.

           "Indemnitee": as defined in Section 10.5.

           "Insolvency": with respect to any Multiemployer Plan, the condition
            ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

           "Insolvent": pertaining to a condition of Insolvency.
            ---------

           "Instruments": all "instruments," as such term is defined in the
            -----------
Uniform Commercial Code as in effect on the date hereof in the State of New York, now owned or hereafter acquired by any Borrowing Base Party.

           "Intellectual Property": the collective reference to all rights,
            ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

           "Interest Payment Date": (a) as to any Base Rate Loan, the last day
            ---------------------
of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

           "Interest Period": as to any Eurodollar Loan, (a) initially, the
            ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Credit Termination Date or such due date, as applicable; and

          (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

           "Investments": as defined in Section 7.8.
            -----------

           "Issuing Lender": any Revolving Credit Lender from time to time
            --------------
designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

           "Inventory": all "inventory," as such term is defined in the Uniform
            ---------
Commercial Code as in effect on the date hereof in the State of New York, now owned or hereafter acquired by any Borrowing Base Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Borrowing Base Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Borrowing Base Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

           "Landlord Agreement": a landlord agreement, substantially in the form
            ------------------
of Exhibit J, executed by a landlord of a location leased by any Person at which Inventory of any Loan Party is held or stored, delivered by such Loan Party to the Collateral Agent.

           "L/C Commitment": $15,000,000.
            --------------

           "L/C Fee Payment Date": the last day of each March, June, September
            ---------------------
and December and the last day of the Revolving Credit Commitment Period.

           "L/C Obligations": at any time, an amount equal to the sum of (a) the
            ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

           "L/C Participants": with respect to any Letter of Credit, the
            ----------------
collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

           "Lenders": as defined in the preamble hereto.
            -------

           "Letters of Credit": as defined in Section 3.1 (a).
            -----------------

           "Lien": any mortgage, pledge, hypothecation, collateral assignment,
            ----
deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing); provided that,
                                                                 --------
in no event shall an operating lease that is not a Capital Lease Obligation be deemed to constitute a Lien.

           "Loan": any loan made by any Lender pursuant to this Agreement.
            ----

           "Loan Documents": this Agreement, the Security Documents, the
            --------------
Applications and the Notes.

           "Loan Parties": the Borrower and each Restricted Subsidiary of the
            ------------
Borrower that is a party to a Loan Document.

           "Majority Facility Lenders": with respect to any Facility, the
            -------------------------
holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

           "Majority Revolving Credit Facility Lenders": the Majority Facility
            ------------------------------------------
Lenders in respect of the Revolving Credit Facility.

           "Material Adverse Effect": a material adverse effect on (a) the
            -----------------------
business, assets, property, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

           "Materials of Environmental Concern": any gasoline or petroleum
            ----------------------------------
(including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

           "Medicaid": collectively, the healthcare assistance program
            --------
established by Title XIX of the Social Security Act (42 U.S.C. ss.41396 et seq.), as amended, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program and all federal rules and regulations promulgated in connection with such program; (b) all state statutes and regulations promulgated thereunder in connection with individual state programs, as well as state plans submitted to and approved by the Centers for Medicare and Medicaid Services; and
(c) all federal and state manuals, orders and administrative guidelines and requirements issued in connection with Medicaid programs (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

           "Medicaid Receivable": an Account payable pursuant to a claim filed
            -------------------
under a valid Medicaid provider or supplier number.

           "Medicare": collectively, the health insurance program for the
            --------
qualified aged, disabled, and persons with end stage renal disease established by Title XVIII of the Social Security Act (42 U.S.C. ss.1395 et seq.), as amended, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative guidelines and requirements issued in connected with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

           "Medicare Receivable": an Account payable pursuant to a claim filed
            -------------------
under a valid Medicare provider or supplier number.

           "Mortgaged Properties": the real properties which the Collateral
            --------------------
Agent for the benefit of the Lenders shall be granted a Lien pursuant to one or more Mortgages.

           "Mortgages": each of the mortgages and deeds of trust made by any
            ---------
Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

           "Multiemployer Plan": a Plan that is a multiemployer plan as defined
            ------------------
in Section 400 1 (a)(3) of ERISA.

           "Net Cash Proceeds": (a) in connection with any Asset Sale or any
            -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants' fees, investment banking fees, brokers' fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of reasonable and customary attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

           "Non-Excluded Taxes": as defined in Section 2.18(a).
            ------------------

           "Non-U.S. Lender": as defined in Section 2.18(d).
            ---------------

           "Notes": the collective reference to any promissory note evidencing
            -----
Loans.

           "Obligations": the unpaid principal of and interest on (including,
            -----------
without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

           "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

           "Participant": as defined in Section 10.6(b).

           "Participation Agreement": the Participation Agreement, dated July 31, 1997, as amended, among IHS Integrated Health Services at Highland Park, Inc. and IHS Development - Highlands Park, Inc., as borrowers, State Street Bank and Trust Company of Connecticut, N.A., Eric J. Donaghey, Citicorp U.S.A., as the certificate holder, Citicorp U.S.A., Inc., as agent, and the lenders party thereto, and any of the documents and instruments relating thereto.

           "Patient Receivables": with respect to any Subsidiary, the patient accounts of such Subsidiary existing or hereinafter created, any and all rights to receive payments due on such accounts from any obligor or other third-party payor under or in respect of such accounts (including, without limitation, all insurance companies, Blue Cross/Blue Shield, Medicare, Medicaid and health maintenance organizations), and all proceeds of, or in any way derived, whether directly or indirectly, from any of the foregoing (including, without limitation, all interest, finance charges and other amounts payable by an obligor in respect thereof).

           "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

           "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

           "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

           "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "Plan of Reorganization": as defined in the Recitals to this Agreement.

           "Pricing Grid": the pricing grid attached hereto as Annex A.

           "Private Accounts": means, collectively, any and all Accounts that are not Government Receivables.

           "Pro Forma Balance Sheet": as defined in Section 4.1(a).

           "Projections": as defined in Section 6.2(c).

           "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

           "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an Affiliate of a Lender.

           "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $1,000,000.

           "Reference Lender": UBS AG, Stamford Branch.

           "Register": as defined in Section 10.6(d).

           "Regulation H": Regulation H of the Board as in effect from time to time.

           "Regulation U": Regulation U of the Board as in effect from time to time.

           "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by the Issuing Lender.

           "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.10(c) as a result of the delivery of a Reinvestment Notice.

           "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

           "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in the business of the Borrower or its Restricted Subsidiaries or to acquire a Person which owns assets useful in the business of the Borrower or its Restricted Subsidiaries.

           "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the business of the Borrower or its Restricted Subsidiaries or to acquire a Person which owns assets useful in the business of the Borrower or its Restricted Subsidiaries.

           "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the business of the Borrower or its Restricted Subsidiaries or to acquire a Person which owns assets useful in the business of the Borrower or its Restricted Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.

           "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender or such investment advisor, including any CLO.

           "Reorganization": the Plan of Reorganization and the transactions contemplated thereby.

           "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
(S)4043.

           "Required Lenders": at any time, the holders of more than 50% of (a) until the initial funding on the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

           "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

           "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

           "Reserves": reserves established against the Borrowing Base that the Collateral Agent may, in its reasonable credit judgment, establish from time to time representing up to three months rent at any leased location or up to three months of mortgage payments at any owned location subject to a mortgage, in each case, where the aggregate value of Inventory at such location exceeds $250,000.

           "Responsible Officer": the chief executive officer, president, the chief legal officer, the chief operating officer or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

           "Restricted Payments": as defined in Section 7.6.

           "Restricted Subsidiary": (a) any Subsidiary other than an Unrestricted Subsidiary and (b) each Subsidiary guaranteeing the Senior Subordinated Notes.

           "Restructuring Transaction": the transactions described in Section
5.15 of the Plan of Reorganization.

           "Retained Rights": with respect to any Patient Receivable owing from any Governmental Authority, the right of any Subsidiary, to the extent mandated by applicable law, to have unfettered control over such Patient Receivable, including, without limitation, the collection thereof and discretion over the transfer thereof to any party (including the Collateral Agent) and to enforce the claim giving rise to such Patient Receivable against such Governmental Authority, in the absence of a court order in the manner expressly contemplated under 42 USC (S) 1395 and applicable state law.

           "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Credit Commitments is $75,000,000.

           "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

           "Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

           "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans.

           "Revolving Credit Loans": as defined in Section 2.4(a).

           "Revolving Credit Note": as defined in Section 2.6.

           "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding, provided that, in the event that the Revolving Credit Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of

Credit, the Revolving Credit Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Credit Lenders on a comparable basis.

           "Revolving Credit Termination Date": March 26, 2007.

           "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans held by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

           "Rotech": as defined in the Recitals to this Agreement.

           "Sale and Leaseback Transaction": any arrangement with any Person providing for the leasing by the Borrower or any its Restricted Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or such Restricted Subsidiaries to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiaries.

           "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

           "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

           "Senior Subordinated Note Indenture": the Indenture, dated as of March 26, 2002, entered into by the Borrower and certain of its Subsidiaries with The Bank of New York, as trustee, in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

           "Senior Subordinated Notes": the senior subordinated notes of the Borrower, in the aggregate principal amount of $300,000,000, issued on the Closing Date pursuant to the Senior Subordinated Note Indenture and any exchange notes issued in respect thereof; provided that the aggregate principal amount of the Senior Subordinated Notes may be increased pursuant to Section 7.2(f).

           "Series A Convertible Preferred Stock": the Series A Convertible Preferred Stock of the Borrower, par value $.000l per share, issued pursuant to the Plan of Reorganization and in accordance with the terms of the Borrower's Certificate of Incorporation and distributed to the New Rotech Profit Sharing Plan (as defined in the Plan of Reorganization).

           "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control": a "Change of Control", or like event, as defined in the Senior Subordinated Note Indenture.

          "Specified Hedge Agreement": any Hedge Agreement (other than a Synthetic Purchase Agreement) entered into by (a) the Borrower or any of its Subsidiaries and (b) any Lender or any affiliate thereof, as counterparty.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Supermajority Revolving Lenders": Lenders having (a) 80% or more of the Revolving Credit Commitments of all Revolving Credit Lenders, or (b) if the Revolving Credit Commitments have been terminated, 80% or more of the Total Revolving Extensions of Credit.

          "Synthetic Purchase Agreement": any agreement pursuant to which the Borrower or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than the Borrower or any of its Subsidiaries of any Capital Stock of the Borrower or any of its Subsidiaries or any Indebtedness referred to in Section
7.9 or (b) any payment (except as otherwise expressly permitted by Section 7.6 or 7.9) the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or any of its Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

     "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1.1A, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Loan Commitments is $200,000,000.

     "Term Loan Facility": as defined in the definition of "Facility" in this
Section 1.1.

     "Term Loan Lender": each Lender that has a Term Loan Commitment or is the holder of a Term Loan.

     "Term Loan Maturity Date": March 31, 2008.

     "Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

     "Term Loans": as defined in Section 2.1.

     "Term Note": as defined in Section 2.6.

     "Third Party Payor": any governmental entity, insurance company, health maintenance organization, professional provider organization or similar entity that is obligated to make payments on any Account.

     "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

     "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

     "Transferee": as defined in Section 10.14.

     "TRICARE": means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as CHAMPUS, and all laws, rules, regulations, manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

     "TRICARE Receivable": an Account payable pursuant to TRICARE.

          "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "United States": the United States of America.

          "Unrestricted Subsidiary": each of (a) any Subsidiary designated as an Unrestricted Subsidiary by the Borrower by written notice to the Administrative Agent so long as such designation does not violate Section 7.15 and (b) any Subsidiary of an Unrestricted Subsidiary.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Total Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                    SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Term Loan Commitments. Subject to the terms and conditions hereof, the Term Loan Lenders severally agree to make term loans (each, a "Term Loan") to the Borrower on the Closing Date in an amount for each Term Loan Lender not to exceed the lesser of (a) the amount of the Term Loan Commitment of such Lender and (b) such Lender's Term Loan Percentage of (i) the Borrowing Base then in effect minus (ii) the aggregate Revolving Extensions of Credit made on the Closing Date. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.

          2.2 Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the

Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date. The Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one week prior to the date which is the earlier of (i) 90 days after the Closing Date and
(ii) the date on which the Arrangers have completed the primary syndication of the Facilities. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

            2.3 Repayment of Term Loans. The Term Loan of each Term Loan Lender shall mature in 24 consecutive quarterly installments, commencing on June 30, 2002, each of which shall be in an amount equal to such Lender's Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                                                   Principal
                 Installment                         Amount
                 -----------                         ------
              June 30, 2002                       $   500,000
              September 30,2002                   $   500,000
              December 31, 2002                   $   500,000
              March 31, 2003                      $   500,000
              June 30, 2003                       $   500,000
              September 30, 2003                  $   500,000
              December 31, 2003                   $   500,000
              March 31, 2004                      $   500,000
              June 30, 2004                       $   500,000
              September 30, 2004                  $   500,000
              December 31, 2004                   $   500,000
              March 31, 2005                      $   500,000
              June 30, 2005                       $   500,000
              September 30, 2005                  $   500,000
              December 31, 2005                   $   500,000
              March 31, 2006                      $   500,000
              June 30, 2006                       $   500,000
              September 30, 2006                  $   500,000
              December 31, 2006                   $   500,000
              March 31, 2007                      $   500,000
              June 30, 2007                       $47,500,000
              September 30, 2007                  $47,500,000
              December 31, 2007                   $47,500,000
              March 31, 2008                      $47,500,000

          2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding does not exceed the lesser of (i) the amount of such Lender's Revolving Credit Commitment and (ii) such Lender's Revolving Credit Percentage of (x) the Borrowing Base then in effect minus (y) the aggregate outstanding principal amount of Term Loans of all Lenders on such Borrowing Date. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

          2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time,
(a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans, and no Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one week prior to the date which is the earlier of (i) 90 days after the Closing Date and (ii) the date on which the Arrangers have completed the primary syndication of the Facilities. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $3,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof or, if the then aggregate Available Revolving Credit Commitments are less than $3,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be,
(i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit

Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1 or F-2, respectively (a "Term Note" or "Revolving Credit Note", respectively), with appropriate insertions as to date and principal amount; provided that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

          2.7 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

          (c) The Borrower agrees to pay to the Collateral Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Collateral Agent.

          2.8 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $3,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.9 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $3,000,000 or a whole multiple of $l,000,000 in excess thereof.

          2.10 Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness shall be incurred by the Borrower or any of its Restricted Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the date hereof, except as provided in Section 7.2(f)), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries not otherwise permitted under this Agreement.

          (b) If any Capital Stock shall be issued by the Borrower or any of its Restricted Subsidiaries, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(e).

     (c) If on any date the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within two Business Days of such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(e); provided that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to an Asset Sale not otherwise permitted under this Agreement.

     (d) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(e). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the earlier of
(i) the date on which the financial statements of the Borrower referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

     (e) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.10 (other than Section 2.10(f)) shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash or Cash Equivalents in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

     (f) If, at any time, the sum of the Aggregate Outstanding Extensions of Credit of all Lenders exceeds the Borrowing Base then in effect, minus any Reserves, the Borrower shall, without notice or demand, immediately apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, in accordance with this Section 2.10(f). Amounts to be applied in connection with prepayments made pursuant to this Section 2.10(f) shall be applied, first, to the prepayment of the Revolving Credit Loans together (except in the case of Revolving Credit Loans which are Base Rate Loans) with interest accrued to the date of such payment or prepayment (provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (either because L/C Obligations constitute a portion thereof or due to the establishment of a Reserve in the Borrowing Base by the Collateral Agent), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash or Cash Equivalents in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent) and, second, to the prepayment of the Term Loans.

          2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches for each Facility shall be outstanding at any one time.

          2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin in effect for such day. For avoidance of doubt, it is understood that interest payable on a Eurodollar Loan for any Interest Period shall accrue from and including the first day of such Interest Period to but excluding the last day of such Interest Period.

                (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                2.14 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

                2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

     2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

     (b) Each payment (including each prepayment) of the Term Loans shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments (except that prepayments made pursuant to Section 2.10(f) shall be applied to installments of Term Loans in the inverse order of scheduled maturity). Amounts prepaid on account of the Term Loans may not be reborrowed.

     (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender.

     (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

     (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 2:00 P.M., New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

     (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

     (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.17 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

 and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction, provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, the such three-month period shall be extended to include the period of such retroactive effect.

     (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.18 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 88l(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     2.19 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense (but without duplication of any amounts payable as default interest) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.20 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

          2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or
2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

          2.22 Determination of Borrowing Base. (a) Eligible Accounts. On any date of determination of the Borrowing Base, all of the Accounts owned by each Borrowing Base Party and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Collateral Agent and the Administrative Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Collateral Agent and the Administrative Agent reserve the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust the applicable Advance Rate with respect to Eligible Accounts, in their collective reasonable credit judgment, subject to the approval of Supermajority Revolving Credit Lenders in the case of adjustments, new criteria, changes in the applicable Advance Rates which have the effect of making more credit available. Eligible Accounts shall not include any of the following Accounts:

          (i) any Account that does not arise from the sale of goods or the performance of services by such Borrowing Base Party in the ordinary course of its business;

          (ii) any Account that does not comply with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any govemmental or judicial authority (including any Account due from an Account Debtor located in the

States of Indiana, New Jersey or Minnesota, unless the applicable Borrowing Base Party (at the time the Account was created and at all times thereafter) (i) had filed and has maintained effective a current notice of business activities report with the appropriate office or agency of the State of Indiana, New Jersey or Minnesota, as applicable, or (ii) was and has continued to be exempt from filing such report and has provided the Lenders with satisfactory evidence thereof);

         (iii) any Account (a) upon which the applicable Borrowing Base Party's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (b) as to which the applicable Borrowing Base Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process or (c) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to the applicable Borrowing Base Party's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

         (iv) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

         (v) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

         (vi) any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Collateral Agent in form and substance, has not been sent on a timely basis to the applicable Account Debtor according to the applicable Borrowing Base Party's normal invoicing and timing procedures;

         (vii)   any Account that is not owned by a Borrowing Base Party;

         (viii) any Account that arises from a sale to any director, officer, other employee or Affiliate of any Borrowing Base Party, or to any entity that has any common officer or director with any Borrowing Base Party;

         (ix) any Account due from an Account Debtor that is not domiciled in the United States and (if not a natural person) organized under the laws of the United States or any political subdivision;

         (x) to the extent the Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to the Borrower or any Subsidiary thereof but only to the extent of the potential offset;

         (xi) any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (xii) any Account that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                  (a) any Account not paid within 120 days following its original service date; or

                  (b) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                  (c) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

          (xiii) any Account that is the obligation of an Account Debtor (other than an individual) if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 2.22(a);

          (xiv) any Account as to which the Collateral Agent's Lien thereon, on behalf of itself and the Lenders, is not a first priority perfected Lien;

          (xv) any Account as to which any of the representations or warranties in the Loan Documents are untrue;

          (xvi) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

          (xvii) to the extent such Account exceeds any credit limit established by the Collateral Agent, in its reasonable credit judgment, following prior notice of such limit by the Collateral Agent to the Borrower;

          (xviii) that portion of any Account (a) in respect of which there has been, or should have been, established by the Borrower a contra account whether in respect of contractual allowances with respect to such Account, audit adjustments, anticipated discounts or otherwise, or (b) which is a Private Account and is due from an Account Debtor to whom the Borrower owes a trade payable, but only to the extent of such account or trade payable, or (c) which the Borrower knows is subject to the exercise by an Account Debtor of any right of recession, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the provision of medical services or otherwise, provided that this clause (c) shall not apply to adjustments in the ordinary course with respect to Government Receivables;

          (xix) any Account due from any Third Party Payor (a) in respect of which a credit loss has been recognized or reserved by any Borrowing Base Party, or (b) that, except in the case of a Government Receivable, is the United States or any state government or any department, agency or instrumentality thereof, unless the applicable

     Borrowing Base Party has complied in all respects with the Federal Assignment of Claims Act of 1940 or the corresponding provision of any applicable state law; or

          (xx)  any Account that is payable in any currency other than Dollars.

          (b) Eligible Inventory. For purposes of this Agreement, Eligible Inventory shall exclude any Inventory to which any of the exclusionary criteria set forth below applies. The Collateral Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, the Collateral Agent and the Administrative Agent reserve the right, at any time and from time to time after the Closing Date, to adjust of the criteria set forth below, to establish new criteria and to adjust the applicable Advance Rate with respect to Eligible Inventory, in their collective reasonable credit judgment, subject to the approval of Supermajority Revolving Credit Lenders in the case of adjustments, new criteria, changes in the applicable Advance Rate or the elimination of Reserves which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrowing Base Party that:

          (i) (a) is stored at a location where the aggregate value of Inventory exceeds $250,000 unless the Collateral Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory Landlord Waiver has been delivered to the Collateral Agent, or (y) Reserves reasonably satisfactory to the Collateral Agent have been established with respect thereto or (b) is stored with a bailee or warehouseman where the aggregate value of Inventory exceeds $250,000 unless either (x) a reasonably satisfactory, acknowledged Bailee Letter has been received by the Collateral Agent, or (y) Reserves reasonably satisfactory to the Collateral Agent have been established with respect thereto, or (c) is located at an owned location subject to a mortgage in favor of a lender other than the Collateral Agent where the aggregate value of Inventory exceeds $250,000 unless either (x) a reasonably satisfactory mortgagee waiver has been delivered to the Collateral Agent or (y) Reserves reasonably satisfactory to the Collateral Agent have been established with respect thereto;

          (ii)  is placed on consignment or is in transit;

          (iii) is covered by a negotiable document of title, unless such document has been delivered to the Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and the Lenders;

          (iv) is obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

          (v) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

          (vi) is not of a type held for sale in the ordinary course of such Borrowing Base Party's business;

          (vii) is not subject to a first priority lien in favor of the Collateral Agent on behalf of itself and the Lenders, subject to Liens permitted by Sections 7.3(b), (c) and (d);

                (viii) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

                (ix) consists of Materials of Environmental Concern or goods that can be transported or sold only with licenses that are not readily available; or

                (x) is not covered by casualty insurance maintained as required by Section 6.6.

                (c) Eligible Property, Plant and Equipment. The Collateral Agent and the Administrative Agent reserve the right, at any time and from time to time after the Closing Date, to adjust the applicable Advance Rate with respect to Eligible Property, Plant and Equipment, in their collective reasonable credit judgment, subject to the approval of Supermajority Revolving Credit Lenders in the case of adjustments, new criteria or changes in the applicable Advance Rate which have the effect of making more credit available.

                          SECTION 3. LETTERS OF CREDIT

                3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Aggregate Outstanding Extensions of Credit of all the Lenders would exceed the Borrowing Base minus Reserves or (iii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of
(x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower (but in no event shall the Issuing Lender be required to issue any Letter of

Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by the Issuing Lender of a Letter of Credit, the Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. The Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by the Issuing Lender (including the amount thereof).

                3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it 1/8 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

                (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

                (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender, on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Pavment Amount"). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to
 Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to Section 2.5, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit.

                3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such

Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by the Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

          3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

          4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 200l (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Reorganization, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at December 31, 2001, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of Rotech and its Subsidiaries as at December 3 1, 2000 and December 3 1, 200 1 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP (except for the going concern qualification), present fairly in all material respects the consolidated financial condition of Rotech and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2001 to and including the date hereof there has been no Disposition by the Borrower and its Subsidiaries or Rotech and its Subsidiaries of any material part of its business or Property other than as permitted by Section 7.5.

          4.2 No Change. Since December 31, 2001 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Reorganization, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and
(ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Borrower or any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8 Ownership of Property; Liens. Each of the Borrower and its Restricted Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

          4.9 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. To the best knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person in a manner that could reasonably be expected to have a Material Adverse Effect.

          4.10 Taxes. Each of the Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed which is not being treated under the Plan of Reorganization, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

               4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

               4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

               4.13 ERISA. Neither a Reportable Event (other than a Reportable Event that is waived by regulation) nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrower and any Commonly Controlled Entity, no such Multiemployer Plan is in ERISA Reorganization or Insolvent.

               4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness of the type it will incur hereunder and under the other Loan Documents.

               4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof. Schedule
4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary.

            (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Restricted Subsidiary (other than any Restricted Subsidiary which is a joint venture and for which the Borrower has delivered notice to the Administrative Agent of any outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments with respect to the Capital Stock of such joint venture).

            4.16 Use of Proceeds. (a) The proceeds of the Term Loans shall be used to satisfy certain of the indebtedness of the Borrower and certain of its Subsidiaries under the Plan of Reorganization in respect of the IHS Senior Lender Claims.

            (b) The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used for general corporate purposes, including working capital, capital expenditures and permitted acquisitions.

            4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

            (a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

            (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

            (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the

Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

               (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

               (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

               (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

               4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

               4.19 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19 (which financing statements have been duly completed and executed and delivered to the Collateral

Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

          4.20 Solvency. Upon effectiveness of the Plan of Reorganization, each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          4.21 Senior Indebtedness. The Obligations constitute "Senior Debt" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Restricted Subsidiary under the Guarantee and Collateral Agreement constitute "Senior Debt" of such Restricted Subsidiary under and as defined in the Senior Subordinated Note Indenture.

          4.22 Disposition of Assets. As of the Closing Date, the Borrower and Rotech and their respective Subsidiaries have not Disposed of assets which are set forth in the Appraisal and which have an aggregate orderly liquidation value of more than $250,000.

          4.23 Location of Material Inventory. Schedule 4.23 sets forth all locations in the United States where the aggregate value of Inventory owned by the Borrowing Base Parties exceeds $250,000.

                         SECTION 5. CONDITIONS PRECEDENT

          5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent on or prior to April 30,2002:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Restricted Subsidiary and
(iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

          (b) Confirmation of Plan of Reorganization. The Bankruptcy Court shall have entered, and the Administrative Agent shall have received a copy of the order dated February 13, 2002 (the "Confirmation Order") (i) confirming the Plan of Reorganization in accordance with Section 1129 of the Bankruptcy Code and (ii) approving and authorizing the transactions contemplated by this Agreement, the other Loan Documents and the Plan of Reorganization and otherwise not inconsistent with the provisions hereof and thereof, which order shall be in full force and effect, shall not have been stayed, reversed, vacated or otherwise modified (unless otherwise reasonably satisfactory to the Agents); there shall be no appeal or petition for rehearing or certiorari pending in respect of the Confirmation Order and the time to appeal and file any such petition shall have lapsed. The Plan of Reorganization shall be reasonably satisfactory to the Agents (it being understood that the Plan of Reorganization dated February 7, 2002 (as amended by the Confirmation Order) is satisfactory to the Agents).

          (c) Consummation of Plan of Reorganization. The Plan of Reorganization (including the Restructuring Transactions) shall have been consummated pursuant to documentation reasonably satisfactory to the Agents substantially contemporaneously with the initial funding on the Closing Date, and no provision thereof shall have been waived, amended, supplemented or otherwise modified since the date of entry of the Confirmation Order.

          (d) Termination of Borrower's Obligations under the DIP Credit Facility. The Agents shall have received reasonably satisfactory evidence that the Borrower's obligations with respect to the DIP Credit Facility have been terminated and released (other than those obligations which expressly survive termination of the DIP Credit Facility) and arrangements satisfactory to the Administrative Agent and the Collateral Agent shall have been made for the termination of Borrower's guarantee, Liens and security interests granted in connection therewith and if the Capital Stock of the Borrower has been pledged by IHS to secure the DIP Credit Facility, such pledge shall have been released.

          (e) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Rotech and its Subsidiaries for the 2000 and 2001 fiscal years and (iii) unaudited interim consolidated financial statements of Rotech and its Subsidiaries for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause
(ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (f) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or reasonably advisable in connection with the Reorganization, the continuing operations of the Borrower and its Restricted Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Reorganization or the financing contemplated hereby.

          (g) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the Senior Subordinated Note Indenture and (ii) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

          (h) Fees. The Lenders, the Administrative Agent and the Collateral Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

              (i) Business Projections. The Lenders shall have received satisfactory projections for fiscal years 2002-2008 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through March 31, 2008, which projections for fiscal years 2002-2005 shall be substantially the same as the financial projections included in the disclosure statement related to the Plan of Reorganization.

              (j) Lien Searches. The Administrative Agent and the Collateral Agent shall have received the results of lien searches conducted during the period beginning on November 2, 1999 through and including the Closing Date in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by
Section 7.3 and Liens to be discharged on or prior to the Closing Date upon consummation of the Plan of Reorganization or pursuant to other documentation satisfactory to the Arrangers and the Collateral Agent.

              (k) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

              (l) Legal Opinions. The Administrative Agent and the Collateral Agent shall have received the following executed legal opinions:

              (i) the legal opinion of Kaye Scholer LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E; and

              (ii) the legal opinion of local counsel in Florida.

Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent and the Collateral Agent may reasonably require.

              (m) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank reasonably satisfactory to the Collateral Agent) by the pledgor thereof.

          (n) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Collateral Agent be in proper form for filing, registration or recordation.

          (o) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

          (p) Consolidated Total Leverage Ratio. The Arrangers and the Collateral Agent shall have received reasonably satisfactory evidence that after giving pro forma effect to the Reorganization and the borrowings requested to be made on the Closing Date, the Consolidated Total Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date shall be less than 3.00 to 1.00.

          (q) Borrower's Board of Directors. On or prior to the Closing Date, the Borrower's board of directors shall have been selected and appointed pursuant to the Plan of Reorganization.

          (r) Appraisal. The Collateral Agent and the Administrative Agent shall have received a copy of the Appraisal made with respect to the property, plant and equipment described therein.

          (s) Borrowing Base Certificate. The Collateral Agent and the Administrative Agent shall have received a Borrowing Base Certificate, dated as of the Closing Date, executed by a Responsible Officer of the Borrower.

          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except that any representation or warranty which by its terms is made as of the Closing Date shall be true and correct in all material respects as of the Closing Date).

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c) Availability. After giving effect to the Extensions of Credit requested to be made on such date, Availability shall not be less than zero.

          Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Restricted Subsidiaries to:

          6.1 Financial Statements. Furnish to the Administrative Agent:

          (a) as soon as available, but in any event within the earlier of (i) 90 days after the end of each fiscal year of the Borrower and (ii) the date such financial information would be required to be contained in a filing with the SEC on Form 10-K if the Borrower were required to file such form, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than the earlier of (i) 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower and (ii) the date such financial information would be required to be contained in a filing with the SEC on Form 10-Q if the Borrower were required to file such form, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2 Certificates; Other Information. Furnish to the Administrative Agent or, in the case of clause (g), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1 (a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annua1 financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) copies of any amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture;

          (f) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends generally to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3 Collateral Reports. The Borrower shall deliver or cause to be delivered (at the expense of the Borrower) to the Collateral Agent and the Administrative Agent the following:

          (a) no event less frequently than 30 days after the end of each month for the month most recently ended, (i) a monthly Borrowing Base Certificate from the Borrower accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable discretion and (ii) a list of locations where any license related to any Government Receivable has been revoked since the date of the prior Borrowing Base Certificate;

          (b) upon request by the Collateral Agent, and in no event less frequently than 30 days after the end of (i) each month, a monthly trial balance showing Accounts outstanding aged from statement date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable discretion and (ii) each quarter, a summary of Inventory by location and type accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable discretion (in each case, together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date);

          (c) on the date any Borrowing Base Certificate is delivered pursuant to Section 5.2(d) or 6.3(a) or at such more frequent intervals as the Collateral Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing
Date), a collateral report with respect to the Borrowing Base Parties, including all additions and reductions (cash and non-cash) with respect to Accounts of the Borrowing Base Parties, accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable discretion;

          (d) at the time of delivery of each of the financial statements delivered pursuant to Sections 6.1(a) and (b):

          (i) a reconciliation of the Accounts trial balance and quarter-end Inventory reports of the Borrowing Base Parties to the general ledger of the Borrowing Base Parties, in each case, accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable discretion;

          (ii) a general description of assets owned by the Borrowing Base Parties which have been Disposed of since the date of the most recent Appraisal delivered pursuant to Section 6.3(e) and the aggregate book value thereof and

          (iii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Borrowing Base Party thereof has filed in the prior fiscal quarter;

          (e) at the time of delivery of the financial statements referred to in Section 6.1(a), an Appraisal of property, plant and equipment of the Borrowing Base Parties, such Appraisal to be conducted by an appraiser, and in form and substance, reasonably satisfactory to the Collateral Agent and Administrative Agent; and

          (f) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Loan Parties as the Collateral Agent shall from time to time request in its reasonable discretion.

          The delivery of each certificate and report or any other information delivered pursuant to this Section 6.3 shall constitute a representation and warranty buy the Borrower that the statements and information contained therein are true and correct in all material respects on and as of such date.

          6.4 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (other than Indebtedness), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or to the extent the failure to discharge or satisfy such obligations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.6 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to comply with this clause (a) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (c) within 30 days after the Closing Date, deliver to the Collateral Agent a loss payee endorsement in form and substance reasonably satisfactory to the Collateral Agent.

          6.7 Inspection of Property; Books and Records: Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that, any meetings or discussions with any such public accountants shall be scheduled through the Borrower and a Responsible Officer of the Borrower shall have the right to be present at any such meeting or during such discussion. So long as no Default or Event of Default has occurred and is continuing, the Lenders as a group shall not be entitled to exercise their right to visitations under this clause (b) more than once per fiscal year and will coordinate each visit through the Administrative Agent.

                6.8 Notices. Promptly give notice to the Administrative Agent, the Collateral Agent and each Lender of:

                (a)     the occurrence of any Default or Event of Default;

                (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries or
(ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Restricted Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                (c) any litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries in which the amount involved is $l,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                (d) the following events, as soon as possible and in any event within 30 days atier the Borrower knows or has reason to know thereofi (i) the occurrence of any Reportable Event with respect to any Plan (except for Reportable Events for which notice requirements were waived by regulation), a failure to make any required contribution to a Plan (unless such contribution has been made in full), the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, ERISA Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, ERISA Reorganization or Insolvency of, any Plan; and

                (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                6.9 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case, unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, in each case, unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by the Borrower or any of its Restricted Subsidiaries (other than (x) any Property described in paragraph (b) or paragraph (c) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Collateral Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent.

          (h) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing Date by the Borrower or any of its Restricted Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority Mortgage in favor of the Collateral Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Collateral Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

          (c) With respect to any new Restricted Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary and any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary pursuant to Section 6.1l), by the Borrower or any of its Restricted Subsidiaries, promptly (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by the Borrower or any of its Restricted Subsidiaries,
(ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be,
(iii) cause such new Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and

(B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement (subject to Liens permitted by Section 7.2) with respect to such new Restricted Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent, and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Restricted Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly
(i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary that is owned by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Restricted Subsidiary, as the case may be, and take such other action as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Lien of the Collateral Agent thereon, and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

                6.11 Unrestricted Subsidiaries. At the time of delivery of each of the financial statements delivered pursuant to Section 6.1(a) and (b), in the event that either (i) the Consolidated EBITDA of all Unrestricted Subsidiaries for the period of four consecutive fiscal quarters then ending is greater than 5% of the Consolidated EBITDA of the Borrower and its Subsidiaries for such period or (ii) the aggregate consolidated assets of all Unrestricted Subsidiaries as at the last day of the fiscal quarter then ending would constitute more than 5% of the consolidated assets of the Borrower and its Subsidiaries as at the last date of such fiscal quarter, the Borrower shall re-designate sufficient Unrestricted Subsidiaries as Restricted Subsidiaries, and cause such Restricted Subsidiary to comply with Section 6.10(c), in order to be in compliance with each of clauses (i) and (ii) above and such re-designation shall be effective beginning on the date after the date of such designation.

                6.12 UCC Termination Statements. On or prior to the date that is 90 days after the Closing Date, the Borrower will have delivered to the Collateral Agent, or caused to be filed, duly completed UCC termination statements in respect of each UCC Financing Statement that names a Loan Party as debtor other than any UCC Financing Statement filed pursuant to the Loan Documents and any UCC Financing Statements filed in connection with the Liens permitted by Section 7.3(f). The Borrower authorizes the Collateral Agent to file or record each UCC termination statement delivered to it pursuant to this
Section 6.12.

          6.13 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Collateral Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Restricted Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Collateral Agent or such Lender may be required to obtain from the Borrower or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          6.14 Use of Proceeds. The Borrower shall use the proceeds of the Loans as described in Section 4.16.

                SECTION 7.                NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          7.1 Financial Condition Covenants. (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                        Consolidated Total
           Fiscal Quarter Ending                          Leverage Ratio
   March 31, 2002 through June 30, 2003                        3.00x
   September 30, 2003 through June 30, 2004                    2.75x
   September 30, 2004 through June 30, 2005                    2.50x
   September 30, 2005 through June 30, 2006                    2.25x
   September 30, 2006 and thereafter                           2.00x

          (b) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                        Consolidated Senior
         Fiscal Quarter Ending                            Leverage Ratio
   March 31, 2002 through June 30, 2003                        1.50x

        September 30, 2003 through June 30, 2004                  1.25x
        September 30, 2004 and thereafter                         1.00x

               (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                           Consolidated Interest
                      Fiscal Quarter Ending                   Coverage Ratio
        March 31, 2002 through June 30, 2003                      3.75x
        September 30, 2003 through June 30, 2004                  4.00x
        September 30, 2004 and thereafter                         4.25x

               (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                             Consolidated Fixed
                      Fiscal Quarter Ending                Charge Coverage Ratio
        March 31, 2002 through June 30, 2004                      1.10x
        September 30, 2004 and thereafter                         1.20x

               7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

               (a)    Indebtedness of any Loan Party pursuant to any Loan
Document;

               (b) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

               (c) Guarantee Obligations incurred by the Borrower or any of its Restricted Subsidiaries of obligations of any Restricted Subsidiary;

               (d)    Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof plus premiums, accrued interest and costs of refinancing);

               (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

               (f) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $300,000,000 and (ii) Guarantee Obligations of any Restricted Subsidiary in respect of such Indebtedness, provided that such

Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes and, provided further that, the amount in clause (i) may be increased by the principal amount of any additional issuance of Senior Subordinated Notes so long as the Net Cash Proceeds of such additional issuance are applied to prepay the Loans in accordance with to Section 2.10(a);

           (g) Hedge Agreements in respect of Indebtedness otherwise permitted hereby, so long as such agreements are not entered into for speculative purposes;

           (h) Indebtedness of the Borrower or any of its Restricted Subsidiaries incurred pursuant to the Sale and Leaseback Transaction provided for in the GE Sale and Leaseback Agreement;

           (i) Indebtedness of the Borrower in respect of the Series A Convertible Preferred Stock of the Borrower;

           (j) Indebtedness consisting of the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on redeemable preferred Capital Stock in the form of additional shares of the same class of Capital Stock; provided that in each such case, that the amount thereof is included in the definition of "Consolidated Fixed Charges" as accrued;

           (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

           (l) additional Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $10,000,000 at any one time outstanding.

                7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

           (a) Liens for taxes, assessments or governmental charges or claims not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;

           (b) carriers', warehousemen's, landlord's (whether statutory or otherwise), mechanics', materialmen's, supplier's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 45 days or that are being contested in good faith by appropriate proceedings;

           (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

           (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (e) easements, rights-of-way, restrictions, covenants, licenses and other similar encumbrances incurred in the ordinary course of business that do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

           (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (except as permitted by Section 7.2(d));

           (g) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased (except in connection with refinancing premiums and related costs);

           (h)   Liens created pursuant to the Security Documents;

           (i) any interest or title of a lessor under, and Liens arising from Uniform Commercial Code financing statements relating to, any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

           (j) Liens arising in connection with any sale and leaseback transaction permitted by Section 7.2(h);

           (k)   judgment Liens not giving rise to an Event of Default;

           (1) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

           (m) rights of setoff imposed by law upon deposit of cash in favor of banks or other depository institutions incurred in the ordinary course of business in deposit accounts maintained with such bank and Cash Equivalents in such account;

           (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

           (o) Liens of sellers of goods to the Borrower or any Subsidiary arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold or securing only the unpaid purchase price for such goods and related expenses;

          (p) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.8;

          (q) Liens in favor of any Loan Party to secure intercompany Indebtedness and Guaranty Obligations permitted under Section 7.8;

          (r) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any such Restricted Subsidiary of the Borrower; provided that such Liens were not incurred in connection with or in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Restricted Subsidiary;

          (s) Liens on property existing at the time of acquisition of the property by the Borrower or any such Restricted Subsidiary of the Borrower, provided that such Liens were not incurred in connection with or in contemplation of such acquisition;

          (t)   Retained Rights; and

          (u)   Liens not otherwise permitted by this Section so long as neither
(i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Restricted Subsidiaries) $1O,OOO,OOO at any one time.

          7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any other Restricted Subsidiary;

          (b) any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Restricted Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5;

          (c) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation into any Subsidiary or the Borrower; and

          (d) any Unrestricted Subsidiary of the Borrower may be dissolved or liquidated.

          7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete, worn out or otherwise not useful property in the ordinary course of business;

          (b) the Disposition of Inventory and equipment in the ordinary course of business;

          (c)    Dispositions permitted by clause (i) of Section 7.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Restricted Subsidiary or, with respect to any Subsidiary which is a joint venture, the sale or issuance of Capital Stock by such Subsidiary which, after giving effect thereto, the Borrower's percentage interest (direct or indirect) in the Capital Stock of such Subsidiary is at least equal to its percentage interest immediately prior to such sale or issuance;

          (e) Dispositions in connection with any sale and leaseback transaction permitted by Section 7.2(h);

          (f) the sale, leasing or licensing of computer software or other Intellectual Property developed by the Borrower or any of its Subsidiaries related to the health care industry to third parties for fair value; and

          (g) the Disposition of other property not otherwise permitted by this Section having a fair market value not to exceed $2,000,000 in the aggregate for any fiscal year of the Borrower.

          7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (collectively, "Restricted Payments"), except that any Subsidiary may make Restricted Payments to the Borrower or any Restricted Subsidiary or, in the case of a Subsidiary which is a joint venture, to all holders of Capital Stock of such Subsidiary on a pro rata basis.

          7.7 Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Restricted Subsidiaries in the ordinary course of business not exceeding during any fiscal year set forth below the amount set forth opposite such fiscal year:

                                             Capital Expenditure
                    Fiscal Year                    Amount
                    -----------                    ------
                       2002                        $  75,000,000
                       2003                        $  80,000,000
                       2004                        $  85,000,000
                       2005                        $  90,000,000
                       2006                        $  95,000,000
                       2007                        $ 100,000,000
                       2008                        $ 105,000,000

; provided that (a) up to $5,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.

                    7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

               (a) extensions of trade credit in the ordinary course of business;

               (b)  investments in Cash Equivalents;

               (c)  Guarantee Obligations permitted by Section 7.2;

               (d) loans and advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding;

               (e) Investments with the proceeds of any Reinvestment Deferred Amount in assets useful in the business of the Borrower and its Restricted Subsidiaries made by the Borrower or any of its Restricted Subsidiaries or in any Person which owns assets useful in the business of the Borrower or its Restricted Subsidiaries;

               (f) Investments by the Borrower or any of its Restricted Subsidiaries in the Borrower or any Person that, prior to such investment, is a Restricted Subsidiary;

               (g) Investments by the Borrower or any Restricted Subsidiary in the Capital Stock or assets of any Person, provided that (w) no Default or Event of Default shall have occurred and be continuing on the date of any such Investment or after giving effect to such Investment, (x) the Availability in effect on such date after giving effect to such Investment is equal to or greater than $10,000,000, (y) the aggregate amount (valued at cost) of any Investment or related series of Investments shall not exceed $10,000,000 and
(z) the aggregate amount (valued at cost) of such Investments made pursuant to this paragraph (g) during any fiscal year of the Borrower shall not exceed the amount set forth below opposite such fiscal year:

                                              Aggregate Amount
             Fiscal Year                       of Investments
             -----------                       --------------
             2002                                $20,000,000
             2003                                $30,000,000
             2004 and thereafter                 $35,000,000

; provided that (a) up to $5,000,000 of any such amount referred to above, if not so invested in the fiscal year for which it is permitted, may be carried over for Investments in the next succeeding fiscal year and (b) Investments made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause
(a) above;

               (h) Investments consisting of accounts receivable created, acquired or made by the Borrower or any Restricted Subsidiary in the ordinary course of business;

               (i) Investments consisting of Capital Stock, obligations, securities or other property received by the Borrower or any Subsidiary in settlement in the ordinary course of business of doubtful accounts receivable;

               (j) Investments made prior to and existing as of the Closing Date described on Schedule 7.8(j);

               (k) Investments by the Borrower and its Subsidiaries in Hedge Agreements permitted under this Agreement;

               (l) loans or advances to officers, directors and employees of the Borrower or any of its Restricted Subsidiaries made in connection with the purchase by such Person of Capital Stock of the Borrower in an amount not to exceed $2,000,000 at any one time outstanding (excluding any amounts received by the Borrower or any of its Restricted Subsidiaries as a repayment of such loans or advances in connection with the repurchase, redemption or other acquisition or retirement for value of such Capital Stock);

               (m) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

               (n) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

               (o) Investments consisting of Capital Expenditures permitted under Section 7.7 of this Agreement; and

               (p) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $3,000,000 during the term of this Agreement.

               7.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes; (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior

Subordinated Notes or the Senior Subordinated Note Indenture (other than any such amendment, modification, waiver or other change that (i) (x) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend any date for payment of interest thereon or to add a subsidiary guarantor, provided that such subsidiary guarantor shall simultaneously become a Guarantor hereunder and (y) does not involve the payment of a consent fee and (ii) does not involve the consent of any of the holders of the Senior Subordinated Notes); (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Borrower's preferred stock (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee); or (d) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture.

                  7.10 Transactions with Affiliates. Except as set forth on
 Schedule 7.10 (and any renewals or replacements thereof on terms and conditions, in each case, taken as a whole, not more disadvantageous to the Borrower or the relevant Restricted Subsidiary) enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Restricted Subsidiary) unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or any of its Subsidiaries than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  7.11 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.12 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than:

                  (a)  this Agreement and the other Loan Documents;

                  (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby);

                  (c) in connection with any Lien permitted under Section 7.3 or any document or instrument governing any such Lien, provided that such prohibition or limitation shall only be effective against the assets subject to such Lien;

           (d) pursuant to customary restrictions and conditions contained in any agreement related to the sale of any property permitted under Section 7.5, pending the consummation of such sale, provided that such prohibition or limitation shall only be effective against the assets to be sold;

           (e) customary non-assignment provisions in leases, licenses or other contracts entered into in the ordinary course of business, provided that such prohibition or limitation shall only be effective against the property which is the subject of such lease, license or other contract;

           (f) in connection with any Indebtedness outstanding on the date of acquisition of a Subsidiary by the Borrower or any of its Restricted Subsidiaries, so long as such agreement was not entered into in contemplation of such Subsidiary being acquired and solely to the extent such prohibition or limitations relates to the assets of such Subsidiary being acquired; and

           (g) pursuant to any joint venture agreements, limited liability company operating agreements, partnership agreements or stockholders agreements to the extent that the Borrower or any of its Restricted Subsidiary was permitted by the Loan Documents to enter into such agreement and solely to the extent of the assets held in the joint venture or other entity that is the subject of such agreement or the Borrower's or such Subsidiary's equity interest in such joint venture or other entity.

           7.13 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Restricted Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of

           (i)   any restrictions existing under the Loan Documents;

           (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

           (iii) agreements governing Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements on the date hereof;

           (iv) the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Guarantee Obligations relating thereto;

           (v) customary non-assignment provisions in contracts entered into in the ordinary course of business;

           (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) above;

           (vii) Liens securing Indebtedness otherwise permitted to be incurred under Section 7.3 that limit the right of the Borrower or any of its Subsidiaries to dispose of the assets subject to such Liens;

           (viii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, provided that such encumbrance or restriction shall only be effective against the assets or property to be sold; and

           (ix) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of such Person, so acquired.

           7.14 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement as described in the Offering Memorandum dated March 15, 2002 relating to the offering of the Senior Subordinated Notes and businesses that, in the good faith judgment of the Board of Directors of the Borrower, are reasonably related thereto and reasonable extensions thereof within the health care industry or incidental thereto.

           7.15 Designation of Unrestricted Subsidiaries. Designate any Subsidiary as an Unrestricted Subsidiary on any date if after giving pro forma effect to such designation as if it had occurred on the first day of the period of four fiscal quarters most recently ended prior to such date, (a) the aggregate Consolidated EBITDA of all Unrestricted Subsidiaries of the Borrower for the period of four consecutive fiscal quarters most recently ended prior to such date would constitute more than 5% of the Consolidated EBITDA of the Borrower and its Subsidiaries for such period or (b) the aggregate consolidated assets of all Unrestricted Subsidiaries as at the last day of the fiscal quarter most recently ended prior to such date would constitute more than 5% of the consolidated assets of the Borrower and its Subsidiaries as at the last day of such fiscal quarter.

                          SECTION 8. EVENTS OF DEFAULT

           If any of the following events shall occur and be continuing:

           (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

           (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

           (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.5(a) (with respect to the Borrower only), Section 6.8(a) or Section 7, or in Section 5 of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

           (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

           (e) The Borrower or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to or mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause
(i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,000,000; or

           (f) (i) The Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

           (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or ERISA Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

           (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving for the Borrower and its Restricted Subsidiaries taken as a whole a liability (not paid or fully covered by insurance) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

           (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

           (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

           (k) Any Change of Control shall occur; or

           (l) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Restricted Subsidiaries under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

           (m) The Confirmation Order shall have been revoked or any provision of the Plan of Reorganization or Confirmation Order shall be waived, amended, supplemented or otherwise modified after the Closing Date in any manner material and adverse to either the Borrower or the Lenders;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable or (iii) with the consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may exercise any rights and remedies provided to the Administrative Agent and the Collateral Agent, respectively, under the Loan Documents or at law or equity, including all remedies provided under the Uniform Commercial Code. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                              SECTION 9. THE AGENTS

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certiticate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance bv Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Collateral Agent and Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9 Successor Agents. The Administrative Agent or the Collateral Agent may resign upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent or the Collateral Agent shall resign under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as the case may be, and the term "Administrative Agent" or "Collateral Agent," as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's or the former Collateral Agent's, as applicable, rights, powers and duties as Administrative Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or former Collateral Agent or any of the parties to this Agreement or any holders of the

Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. If no successor agent has accepted appointment as Collateral Agent by the date that is 30 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective, and the Administrative Agent shall assume and perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. In any event the retiring Collateral Agent shall transfer all its rights as Collateral Agent in respect of the Loan Documents and the Collateral to its successor. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          9.10 Authorization to Release Liens and Guarantees. The Administrative Agent and the Collateral Agent are hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by
Section 10.15.

          9.11 The Arrangers; the Co-Documentation Agents and the Syndication Agent. None of the Arrangers, the Co-Documentation Agents or the Syndication Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                            SECTION 10. MISCELLANEOUS

          10.1 Amendments and Waivers. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

          (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Commitment of any Lender, or amend the definition of "Interest Period" to add any Interest Period in excess of six months in each case without the consent of each Lender directly affected thereby;

          (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, Required Prepayment Lenders or Supermajority Revolving Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Restricted Subsidiaries from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

          (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders;

          (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

          (v) amend, modify or waive any provision of Section 9 without the consent of any Agent directly affected thereby;

          (vi) amend, modify or waive any provision of Section 2.16 without the consent of each Lender directly affected thereby; or

          (vii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of either (i) the Required Lenders, if immediately prior to and after giving effect to such Additional Extensions of Credit, the

Consolidated Senior Leverage Ratio is no greater than 2.0 to 1.0, or (ii) all Lenders, if immediately prior to and after giving effect to such Additional Extensions of Credit, the Consolidated Senior Leverage Ratio is greater than 2.0 to 1.0, and in each case, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however that, no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders.

          (b) If, in connection with any proposed amendment, supplement, modification or waiver to any of the provisions of this Agreement as contemplated by clause (ii) of the proviso to paragraph (a) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (x) or (y) below, to either
(x) replace each such non-consenting Lender or Lenders with one or more replacement Lenders (each a "Replacement Lender") so long as at the time of such replacement, (i) each such Replacement Lender consents to the proposed amendment, supplement, modification or waiver, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Replacement Lenders as a group shall purchase, at par, all Loans and other amounts owing to such replaced Lenders as a group on or prior to the date of replacement, (iv) the Replacement Lender, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed a waiver of any rights that the Borrower, the Administrative Agent, the Collateral Agent or any other Lender shall have against the replaced Lender, or
(y) terminate such non-consenting Lender's Revolving Credit Commitment, and repay any Revolving Credit Loans and Term Loans, provided that, unless such non-consenting Lender's Commitments terminated and Loans repaid pursuant to the preceding clause (x) are immediately replaced in full at such time through the addition of Replacement Lenders or the increase of Commitments and/or outstanding Loans of the remaining Lenders (in each case, which must specifically consent thereto), then in the case of any action pursuant to the preceding clause (x), the Required Lenders (as determined prior to giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event, the Borrower shall not have the right to replace a Lender, terminate its Revolving Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to any clause (other than clause (ii)) of the proviso to paragraph (a) above.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

        The Borrower:              Rotech Healthcare Inc.
                                   2600 Technology Drive
                                   Suite 300
                                   Orlando, Florida 32804
                                   Attention: Chief Financial Officer
                                   Telecopy: (407) 297-1906
                                   Telephone: (407) 822-4600

        The Syndication Agent:     Goldman Sachs Credit Partners L.P.
                                   85 Broad Street
                                   New York, New York 10004
                                   Attention: Barbara Aaron
                                   Telecopy: (212) 428-3508
                                   Telephone: (212) 357-3111

                 with a copy to:   Attention: Lisa Perrotto
                                   Telecopy: (212) 346-2608
                                   Telephone: (212) 357-6708

        The Administrative Agent:  UBS AG
                                   Stamford Branch
                                   677 Washington Boulevard
                                   Stamford, Connecticut 06901
                                   Attention: Susan Brunner
                                   Telecopy: (203) 719-4176
                                   Telephone: (203) 719-4181

        The Collateral Agent:      General Electric Capital Corporation
                                   2325 Lakeview Parkway
                                   Suite 700
                                   Alpharetta, GA 30004-1878
                                   Attention: George Attmore
                                   Telecopy: (678) 624-7904
                                   Telephone: (678) 624-7971

        Issuing Lender:            As notified by the Issuing Lender to the
                                   Administrative Agent and the Borrower
provided that any notice, request or demand to or upon the any Agent, the Issuing Lender or any Lender shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to Chief Financial Officer (Telephone No. (407) 822-4600) (Fax No. (407) 297-
1906), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17,2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any Affiliate, Related Fund or Control Investment Affiliate thereof or with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by any Agent and (y) the consent of the Borrower need not be obtained upon the occurrence and during the continuation of a Default or an Event of Default), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17,2.18 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assigmnent that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the

Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to any Agent or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund or Control Investment Affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law; provided that, the Borrower may replace any assignee or pledgee that becomes a Lender pursuant to an assignment or pledge permitted by this Section 10.6(f) in accordance with clause (x) or (y) of Section 10.1(b).

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this
Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph
(g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

                   10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                   (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement, the Fee Letters and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein, in the Fee Letters or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

          10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential in accordance with its customary procedures all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof who have been advised of or understand the confidential nature of the information,
(b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants, investment advisors and other professional advisors who have been advised of or understand the confidential nature of the information, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding to which it is a party relating to the transactions contemplated by the Loan Documents, (h) that has been publicly disclosed other than in breach of this Section, (i) to the

National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.15 Release of Collateral and Guarantee Obligations.

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Restricted Subsidiary, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Restricted Subsidiary or any substantial part of its property, or otherwise, all as though such payment had not been made.

          10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          10.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    ROTECH HEALTHCARE INC.


                                    By: _______________________________________
                                        Name:
                                        Title:


                                    UBS WARBURG LLC, as Joint Lead Arranger and
                                    Joint Bookrunner

                                    By: _______________________________________
                                        Name:
                                        Title:


                                    By: _______________________________________
                                        Name:
                                        Title:


                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    as Joint Lead Arranger and Joint Bookrunner,
                                    Syndication Agent and a Lender

                                    By: _______________________________________
                                        Name:
                                        Title:

                                            UBS AG, STAMFORD BRANCH, as
                                            Administrative Agent and a Lender

                                            By:  _________________________
                                                 Name:
                                                 Title:


                                            By:  _________________________
                                                 Name:
                                                 Title:

                               GENERAL ELECTRIC CAPITAL
                               CORPORATION, as Co-Documentation Agent,
                               Collateral Agent and a Lender


                               By:  __________________________
                                    Name:
                                    Title:

                                  THE BANK OF NOVA SCOTIA, as
                                  Co-Documentation Agent and a Lender


                                  By:  ___________________________
                                       Name:
                                       Title:

                                  DEUTSCHE BANC ALEX. BROWN INC., as Co-
                                  Documentation Agent


                                  By:  ___________________________
                                       Name:
                                       Title:

                                  BANKERS TRUST COMPANY


                                  By:  ___________________________
                                       Name:
                                       Title:

                                                                         ANNEX A

          PRICING GRIDS FOR REVOLVING CREDIT LOANS AND COMMITMENT FEES

    ============================================================================
                                                            Applicable  Margin
                                                         -----------------------
                    Consolidated Total                     Eurodollar  Base Rate
                      Leverage Ratio                          Loans     Loans
    ----------------------------------------------------------------------------
              Greater than or equal to 3.25x                  3.25%     2.25%
    ----------------------------------------------------------------------------
    Less than 3.25x but greater than or equal to 2.25x        3.00%     2.00%
    ----------------------------------------------------------------------------
    Less than 2.25x but greater than or equal to 1.75x        2.75%     1.75%
    ----------------------------------------------------------------------------
    Less than 1.75x but greater than or equal to 1.25x        2.50%     1.50%
    ----------------------------------------------------------------------------
                  Less than 1.25x                             2.25%     1.25%
    ============================================================================

Changes in the Applicable Margin with respect to Revolving Credit Loans resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45/th/ day after the end of each of the first three quarterly periods of each fiscal year or the 90/th/ day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.25x. Each determination of the Consolidated Total Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1
(a).

      -----------------------------------------------------------
            Available Commitment            Commitment Fee Rate
      -----------------------------------------------------------
        Greater than or equal to 67%               .750%
      -----------------------------------------------------------
       Equal to 33% but less than 67%              .625%
      -----------------------------------------------------------
               Less than 33%                       .500%
      -----------------------------------------------------------

On any date, the "Available Commitment" under the Revolving Credit Facility shall be a percentage equal to the aggregate amount of Available Revolving Credit Commitments on such date divided by the Total Revolving Credit Commitments in effect on such date.

                                                                   SCHEDULE 1.1A

                                               Revolving Credit        Term Loan
               Lender                                Commitment       Commitment
               ------                                ----------       ----------
UBS AG, Stamford Branch                             $37,800,000     $120,000,000

Goldman Sachs Credit Partners L.P.                   25,200,000     $ 80,000,000

General Electrical Capital Corporation              $12,000,000
                                           -------------------------------------
                                     TOTAL          $75,000,000     $200,000,000